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Lane & Altman                            101 Federal Street       Telephone
  COUNSELLORS AT LAW                     Boston, Massachusetts    617 345-0800
                                         0 2 1 1 0
                                                                  Telefax
                                                                  617 345-0400

                                                                  Reference




                                       April 29, 1993


Sheldon Curtis, Vice President and
General Counsel
Dean Witter InterCapital Inc.
Two World Trade Center
New York, NY 10048

     Re:  Dean Witter Global Dividend Growth Securities

Dear Sir:

     We understand that the trustees (the "Trustees") of Dean Witter Global Dividend Growth Securities, a Massachusetts business trust (the "Trust"), intend, on or about April 30, 1993, to cause to be filed on behalf of the Trust an Amendment to Registration Statement on Form N-1A originally filed on March 4, 1993 (the "Registration Statement") for the purpose of registering for sale shares of Beneficial Interest, $.01 par value, of the Trust (the "Shares"). We further understand that the Shares will be issued and sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Trust and Dean Witter Distributors Inc., as underwriter (the "Underwriter").

     You have requested that we act as special counsel to the Trust regarding certain matters of Massachusetts law respecting the organization of the Trust, and in such capacity we are furnishing you with this opinion.

     The Trust is a trust created under a written declaration of trust finally executed and delivered in Boston, Massachusetts on January 12, 1993 (the "Trust Agreement"). The Trustees (as defined in the Trust Agreement) have the powers set forth in the Trust Agreement, subject to the terms, provisions and conditions therein provided.

     In connection with the opinions set forth herein, you and the Trust have provided to us originals, copies or facsimile transmissions of, and we have reviewed, among other things: a copy of the Declaration of Trust dated

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Lane & Altman                                         Dean Witter InterCapital
  COUNSELLORS AT LAW                                     Inc.
                                                      April 29, 1993
                                                      Page 2


January 12, 1993; forms of certain resolutions to be adopted by the Trustees of the Trust before the sale of Shares; and the Registration Statement (including the exhibits thereto). We have assumed that the by-laws filed as an exhibit to the Registration Statement have been duly adopted by the Trustees.

     In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us and (iii) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. We have also examined such questions of law as we have concluded necessary or appropriate for purposes of the opinions expressed below. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement, or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

     Based upon the foregoing, and with respect to Massachusetts law only (except that no opinion is herein expressed with respect to compliance with the Massachusetts Uniform Securities Act), to the extent that Massachusetts law may be applicable, and without reference to the laws of any of the other several states or of the United States of America, including State and Federal securities laws, we are of the opinion that:

     1. The Trust is a business trust with transferable shares, organized in compliance with the requirements of the Commonwealth of Massachusetts and the Trust Agreement is legal and valid.

     2. The Shares to which the Registration Statement relates and which are to be registered under the Securities Act of 1933, as amended, will be legally and validly issued upon receipt by the Trust of consideration determined by the

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Lane & Altman                                         Dean Witter InterCapital
  COUNSELLORS AT LAW                                    Inc.
                                                      April 29, 1993
                                                      Page 3


Trustees in compliance with Article VI, Section 6.4 of the Trust Agreement. We are further of the opinion that such Shares, when issued, will be fully paid and non-assessable by the Trust.

     We understand that you will rely on this opinion solely in connection with your opinion to be filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement. We hereby consent to such use of this opinion and we also consent to the filing of said opinion with the Securities and Exchange Commission. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,


                                       /s/ Lane & Altman
                                       LANE & ALTMAN